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                                                                    EXHIBIT 16.1

                     [LETTERHEAD OF BRUNER & COMPANY, LLP]
             Certified Public Accountants . Management Consultants

July 6, 2000

SECPS Letter Files
Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, DC 20549

Re:  Aristotle International, Inc.
     File Number 333-37098

Dear Sir or Madam:

We were previously principal accountants for Aristotle International, Inc. (formerly Aristotle Publishing, Inc.) and, under the date of October 29, 1999, we reported on the financial statements of Aristotle International, Inc., as of, and for the years ended December 31, 1998 and 1997. On February 2, 2000, our appointment as principal accountants was terminated.

We have read Aristotle International, Inc.'s, statements included under change in auditors in its Amendment No. 1 to Form S-1, Registration Statement of Aristotle International, Inc., dated July 6, 2000, and agree with the statements contained therein.

Very truly yours,

/s/ Keller Bruner & Company, LLP

KELLER BRUNER & COMPANY, LLP